EXHIBIT 5.1

125 SUMMER STREET BOSTON, MA 02110 T 617.345.3000 F 617.345.3299 WWW.BURNSLEV.COM

March 12, 2007

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421-7966

Ladies and Gentlemen:

We have acted as counsel to Indevus Pharmaceuticals, Inc., a Delaware corporation (“Indevus”), in connection with the Registration Statement on Form S-4, as amended through the date hereof (the “Registration Statement”) filed by Indevus with the Securities and Exchange Commission (the “SEC”) pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2006 (the “Merger Agreement”), by and among Indevus, Hayden Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent and Valera Pharmaceuticals, Inc., a Delaware corporation (“Valera”), for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), shares of Indevus’s common stock, $0.001 par value per share (the “Shares”), including the shares of Indevus common stock to be issued to Valera stockholders in exchange for shares of Valera common stock and the shares of Indevus common stock that may be issued pursuant to conversion of the contingent stock rights issued to Valera stockholders in connection with the Merger (as defined in the Merger Agreement).

In connection with the rendering of the opinion set forth below, we have examined, are familiar with and, to the extent we deemed appropriate, we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of Indevus currently in effect, (iii) the By-laws of Indevus currently in effect, (iv) the Merger Agreement, (v) the resolutions adopted by the Board of Directors of Indevus relating to the Merger Agreement and certain other related matters and (vi) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of Indevus or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. As to any facts material to the opinion expressed herein which we

March 12, 2007

have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Indevus and others.

Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the federal laws of the United States of America. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein after the Registration Statement has been declared effective by the SEC.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Merger and, upon consummation of the Merger, and the issuance of the Shares pursuant to their terms and in accordance with the terms and conditions of the Merger Agreement and the applicable Contingent Stock Rights Agreements executed in connection with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption “Legal Matters” in the proxy statement/prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is furnished by us, as counsel to Indevus, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of Indevus.

Very truly yours,

/s/ Burns & Levinson LLP

Burns & Levinson LLP